Exhibit 99.1

REVEL ANNOUNCES COMPLETION OF $150 MILLION FINANCING

New Capital to Enhance Operational Liquidity and Fund New Gaming Amenities

REVEL BEACH, ATLANTIC CITY N.J. – (BUSINESS WIRE) (December 27, 2012) – Revel AC, Inc. (“Revel” or the “Company”) announced today the completion of an amendment to its existing revolving credit facility with JP Morgan Chase Bank, N.A., as administrative agent, and the lenders and financial institutions party thereto. The amendment provides for the addition of a new $125 million term loan under the facility and an increase of $25 million in the existing revolving commitments. A portion of the proceeds of the new term loan were used by the Company to reduce amounts outstanding under its existing revolving credit facility. As previously announced, the Company intends to use the incremental funds to support Revel’s strategic growth plans, and to provide additional capital for liquidity and funding for certain gaming projects at its resort in Atlantic City.

Commenting on the announcement, Kevin DeSanctis, Chairman and CEO said, “We appreciate the continued support and confidence of our investors, who have demonstrated a strong belief in our business model. This additional funding will enable us to execute our strategic build-out of exciting new gaming, food and beverage, and entertainment amenities. These new offerings will allow us to enhance and improve both the gaming and leisure experience for our customers.”

The Company announced plans to build a new high limit slot ultra-lounge, an expanded players club, a three meal restaurant accessible to a broader audience and plans to expand the Company’s quick-serve food options.

Commenting further, Mr. DeSanctis said, “Our existing product offering has allowed us to drive significant non-gaming revenues, particularly in the group and leisure segments. In terms of performance, the gaming segment is clearly the area where we need to see improvement and is our primary focus. We believe these new and expanded gaming offerings, combined with newly appointed leadership, specifically in our slot marketing area, will generate significant improvement in our overall gaming volumes, particularly as we enter into the Spring and Summer seasons.”

Darlene Monzo, Senior Vice-President of Marketing added, “From a gaming perspective, we are excited to reintroduce our new gaming and loyalty program to the market, and coupled with these exciting new gaming amenities, I am quite confident the steps we are taking will result in significant improvements in our market share.”

About Revel

Revel is a new destination for uncommon recreation. The beachfront resort is smoke-free and features 1,399 rooms with sweeping ocean views. Designed to embrace its natural surroundings, Revel curates a collection of day life and nightlife experiences crafted to bring the outside in and the inside out. Indoor and outdoor pools, gardens, lounges and a 32,000-square-foot spa provide guests with a relaxing resort, while an outstanding collection of 14 individually themed restaurants from award-winning chefs and restaurateurs, live entertainment featuring marquee acts and international artists, nightclubs, an oceanfront day club, a casino that feels like a theatre and a collection of boutiques in The Row all tailor to each guest’s passions.

Revel is located on the Boardwalk at Connecticut Avenue in Atlantic City, New Jersey. Additional information about the Company and Revel Entertainment Group, LLC is available at www.revelresorts.com.

Forward-Looking Statements

This release contains statements that are forward-looking, including, but not limited to, statements relating to the Company’s future plans and projects and expectations of future results of operations, liquidity, cash needs and financial condition. Any statements contained in this release that are not statements of historical fact may be deemed to be forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “intends,” “may,” “will,” “should,” “guidance” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they are inherently subject to risks, uncertainties and assumptions about the Company’s subsidiaries and the Company, and you should not place undue reliance on such forward-looking statements. The Company’s forward-looking statements are qualified in their entirety by reference to the factors listed immediately below.

Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, risks related to the following: the Company’s failure to satisfy the conditions precedent to the funding of remaining components of the financing for Revel; development costs of Revel, which could be higher than expected; the Company’s substantial leverage and debt obligations; restrictions imposed by the Company’s debt agreements including certain financial maintenance covenants, and the Company’s ability to satisfy those covenants; the Company’s limited operating history and difficulties frequently encountered by companies in early stages of substantial real estate development and gaming projects or the establishment of a new business enterprise; the Company’s ability to generate sufficient revenues or cash flow to meet the Company’s operating needs or other obligations; the Company’s dependence, as a holding company, upon the operations of its subsidiaries; the Company’s dependence on a single property and a single gaming market; the availability and sufficiency of the Company’s insurance coverage; the Company’s operational strategy, which differs from that of many existing local competitors; the Company’s dependence on its Chief Executive Officer, Kevin DeSanctis, and other key personnel; continued declines in gaming revenues and gross gaming profits for Atlantic City casinos; continued weakness and further weakening in global economic conditions and the financial and credit markets; other economic, competitive, demographic, business and other conditions in the Company’s local and regional markets; extensive regulation from governmental authorities, including gaming authorities, and adverse changes or developments in laws or regulations; the ability of the Company’s management stockholders to exert significant control over the Company’s future direction; terms of certain agreements between the Company and the holders of the Company’s outstanding warrants, which prohibit the Company from taking certain actions without the prior consent of the warrant holders or the directors designated by the warrant holders or at all, and provide certain other rights which could impede the Company’s ability to raise additional equity capital or take certain other actions; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, which are available at www.sec.gov.

All subsequent written and oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements included in this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

For more information contact:

Michael C. Garrity, CFA	Joseph Jaffoni, Richard Land
Chief Investment Officer	JCIR
Revel Entertainment Group, LLC	(212) 835-8500
(609) 572-6065

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